                                                                    Exhibit 99.1

                    REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Schultz Company:

In our opinion, the accompanying consolidated balance sheet and the related statements of operations, of cash flows and of changes in stockholders' equity present fairly, in all material respects, the financial position of the Schultz Company and its subsidiary at September 30, 2001, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
June 25, 2002

                                 SCHULTZ COMPANY
                                 BALANCE SHEETS


                                                                              MARCH 31,
                                                                                 2002             SEPTEMBER 30,
                                                                             (UNAUDITED)              2001
                                                                           ---------------       ---------------
ASSETS

Current assets:
    Cash and cash equivalents                                              $         2,428       $      202,073
    Accounts receivable (less allowance for doubtful accounts
          of $592,630 at September 30, 2001 and $572,924 at
          March 31, 2002)                                                       23,934,220            6,667,321
    Inventories                                                                 15,518,974            9,795,957
    Prepaid expenses                                                               896,198              664,898
    Deferred income tax                                                            294,500              221,700
                                                                           ---------------       ---------------
        Total current assets                                                    40,646,320           17,551,949

Equipment and leasehold improvements                                             3,493,546            3,461,082
Deferred income tax                                                                      -              147,600
Due from related party                                                             346,656              977,480
Other assets                                                               $       438,088              506,967
                                                                           ---------------       ---------------
        Total assets                                                            44,924,610       $   22,645,078
                                                                           ===============       ===============


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Current maturities of long-term debt and capital lease obligations     $       297,283       $      213,885
    Accounts payable                                                            16,801,784            7,652,451
    Accrued expenses                                                             5,202,037            1,822,975
                                                                           ---------------       ---------------
        Total current liabilities                                               22,301,104            9,689,311

Long-term debt                                                                  14,538,434            7,381,309
Capital lease obligations                                                           92,241               23,042
Deferred income tax                                                                 85,600                    -
Due to related party                                                               428,119            1,018,722
                                                                           ---------------       ---------------
        Total liabilities                                                       37,445,498           18,112,384

Stockholders' equity:
    Common stock, authorized 500 shares; $100 par value:
      issued and outstanding 40 shares                                               4,000                4,000
    Additional paid-in capital                                                     976,855              976,855
    Retained earnings                                                            6,698,257            3,751,839
    Treasury stock (9.85 shares at cost)                                          (200,000)            (200,000)
                                                                           ---------------       ---------------
        Total stockholders' equity                                               7,479,112            4,532,694
                                                                           ---------------       ---------------
        Total liabilities and stockholders' equity                         $    44,924,610       $   22,645,078
                                                                           ===============       ===============




                 See accompanying notes to financial statements.

                                 SCHULTZ COMPANY
                             STATEMENTS OF OPERATIONS





                                                                      FOR THE SIX
                                                                      MONTHS ENDED          YEAR ENDED
                                                                     MARCH 31, 2002         SEPTEMBER
                                                                      (UNAUDITED)             2001
                                                                     --------------       -------------
Sales before promotion expense                                       $   48,684,930       $ 92,963,034
Promotion expense                                                           759,796          1,767,704
                                                                     --------------       ------------
Net sales                                                                47,925,134         91,195,330
                                                                     --------------       ------------

Operating costs and expenses:
     Cost of goods sold                                                  35,252,009         73,612,779
     Selling, general and administrative expenses                         7,763,761         13,670,864
                                                                     --------------       ------------
     Total operating costs and expenses                                  43,015,770         87,283,643
                                                                     --------------       ------------
Operating income                                                          4,909,364          3,911,687
Interest expense                                                            290,065            817,215
                                                                     --------------       ------------

Income before provision for income taxes                                  4,619,299          3,094,472
Income tax expense                                                        1,672,881          1,294,416
                                                                     --------------       ------------
Net income                                                           $    2,946,418       $  1,800,056
                                                                     ==============       ============






                 See accompanying notes to financial statements.

                                 SCHULTZ COMPANY
                             STATEMENTS OF CASH FLOWS




                                                                       FOR THE
                                                                     SIX MONTHS
                                                                        ENDED         YEAR ENDED
                                                                    MARCH 31, 2002     SEPTEMBER
                                                                      (UNAUDITED)        2001
                                                                    --------------    -----------
Cash flows from operating activities:
   Net income                                                        $  2,946,418   $  1,800,056
   Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization                                        610,368      1,126,344
     Loss on disposal of equipment                                             11          2,184
     Amortization of deferred financing fees                               21,228         25,326
     Deferred income tax expense (benefit)                                160,400        (87,300)
     Changes in assets and liabilities:
      (Increase) in accounts receivable                               (17,266,899)      (872,006)
      (Increase) in inventories                                        (5,723,017)    (2,062,457)
      (Increase) in prepaid expenses                                     (231,300)      (231,760)
      (Increase) in other assets                                         (334,431)      (106,750)
      Increase in accounts payable and accrued expenses                12,528,396        880,281
                                                                     ------------    -----------
         Net cash provided by operating activities                     (7,288,826)       473,918

Investing activities:
   Purchases of equipment and leasehold improvements                     (609,208)    (1,465,122)
                                                                     ------------    -----------
         Net cash used for investing activities                          (609,208)    (1,465,122)

Financing activities:
   Debt issuance costs                                                       (353)       (25,000)
   Borrowing on revolving line-of-credit                                7,405,549      1,722,444
   Repayment of long-term debt                                            (93,500)      (502,243)
   Repayment of capital lease obligations                                 (35,611)       (64,202)
   Advances on note receivable                                            422,304         (5,821)
                                                                     ------------    -----------
         Net cash provided by financing activities                      7,698,389      1,125,178

Net increase in cash and cash equivalents                                (199,645)       133,974
Cash and cash equivalents - beginning of period                           202,073         68,099
                                                                     ------------    -----------
Cash and cash equivalents - end of period                            $      2,428    $   202,073
                                                                     ============    ===========


Supplemental disclosure of cash flow information:
   Interest paid                                                     $    305,450    $   895,000
   Income taxes paid                                                 $          -    $   144,000
   Noncash financing activity:
     Execution of capital lease                                      $     33,635    $    20,278




                 See accompanying notes to financial statements.

                                SCHULTZ COMPANY
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY


                                      Class A voting
                                       common stock         Additional                    Treasury stock            Total
                                   --------------------       paid-in       Retained     -----------------       stockholders'
                                   Shares        Amount       capital       earnings     Shares      Amount         equity
                                   ------        ------     ----------   -----------     ------    ---------      ------------
Balance at September 30, 2000          40       $ 4,000     $ 976,855    $ 1,951,783     9.85      $(200,000)     $ 2,732,638

Net income                                                                 1,800,056                                1,800,056
                                   ------       -------     ---------    -----------     ----      ---------      -----------
Balance at September 30, 2001          40         4,000       976,855      3,751,839     9.85       (200,000)       4,532,694

Net income  (unaudited)                                                    2,946,418                                2,946,418
                                   ------       -------     ---------    -----------     ----      ---------      -----------
Balance at March 31, 2002
   (unaudited)                         40       $ 4,000     $ 976,855    $ 6,698,257     9.85      $(200,000)     $ 7,479,112
                                   ======       =======     =========    ===========     ====      =========      ===========



                 See accompanying notes to financial statements.

                                 SCHULTZ COMPANY
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

      Schultz company & subsidiary (the "Company") manufactures horticultural products and specialty items, particularly for the indoor houseplant care segment of the market. The Company also distributes charcoal, potting soil and soil conditioners. The Company distributes its products mainly to retail outlets and nurseries throughout the United States and Canada.

BASIS OF PRESENTATION OF INTERIM PERIOD FINANCIAL STATEMENTS

The accompanying unaudited interim financial statements have been prepared in accordance with Article 10 of Regulation S-X and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the interim period ended March 31, 2002 are not necessarily indicative of the results for any other period or for the full year. These statements should be read in conjunction with the financial statements and notes thereto for Schultz Company for the year ended September 30, 2001.

ESTIMATES AND ASSUMPTIONS

      The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

CONSOLIDATION POLICY

      The consolidated financial statements of the Company include its wholly-owned subsidiary, Ground Zero, Inc. d/b/a American Charcoal, Inc. All material intercompany transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

      The Company considers all highly liquid investment instruments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

      Inventories are stated at the lower of cost or market, with cost being determined using the first-in, first-out method. Cost includes raw materials, direct labor and overhead. Provision for potentially obsolete or slow-moving finished goods and raw materials are made based on management's analysis of inventory levels and future sales forecasts.

EQUIPMENT AND LEASEHOLD IMPROVEMENTS

      Expenditures for equipment and leasehold improvements and those that substantially increase the useful lives of equipment are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. When equipment is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and gains or losses on the dispositions are reflected in earnings. Depreciation is computed on the straight-line basis by charges to costs or expenses at rates based on the estimated useful lives of the assets. Machinery and equipment are depreciated over periods ranging from three to twelve years. Office furniture and equipment are depreciated over periods ranging from five to ten years. Automobiles and trucks are depreciated over periods ranging from three to seven years. Leasehold improvements are amortized over periods ranging from five to fifteen years. Property under capital lease is amortized over the term of the lease.

IMPAIRMENT OF LONG-LIVED ASSETS

      The Company continually evaluates whether events and circumstances have occurred that indicate the remaining useful lives of equipment and leasehold improvements may warrant revision or that the remaining balance of equipment and leasehold improvements may not be recoverable. The measurement of possible impairment is based on the ability to recover the balance of the equipment and leasehold improvements from expected future operating cash flows. In the opinion of management, no such impairment existed as of September 30, 2001.

                                 SCHULTZ COMPANY
                          NOTES TO FINANCIAL STATEMENTS


INTANGIBLES

      Intangibles are included in other assets and represent the cost of intangible assets acquired and are amortized over a period up to 5 years. The Company continually evaluates whether later events and circumstances have occurred that indicate the remaining useful life of an intangible asset may warrant revision or that the remaining balance of an intangible asset may not be recoverable. The measurement of possible impairment is based on the ability to recover the balance of intangible assets from expected future operating cash flows. In the opinion of management, no such impairment existed as of September 30, 2001.

PROMOTION EXPENSE

      The Company advertises and promotes its products through national and regional media. Products are also advertised and promoted through cooperative programs with retailers. The Company expenses advertising and promotion costs as incurred.

REVENUE RECOGNITION

      The Company recognizes revenue in accordance with the shipping terms applicable to each sale. Sales are net of discounts and allowances.

COMPREHENSIVE INCOME

      Comprehensive income is defined as the total of net income and all other non-owner changes in equity. The Company has no other items that affect comprehensive income other than net income.

INCOME TAXES

      The Company accounts for income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial reporting basis and the tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are recovered or settled.

EARNINGS PER SHARE

      In accordance with generally accepted accounting principles, earnings per share information is not presented since the Company does not have publicly traded common stock.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

The Emerging Issues Task Force (EITF) issued EITF 00-25. This issue addresses when consideration from a vendor to a retailer (a) in connection with the retailer's purchase of the vendor's products or (b) to promote sales of the vendor's products by the retailer should be classified in the vendor's income statement as a reduction of revenue. The Company has adopted EITF 00-25 for the year ended September 30, 2001. The Company has reclassified all trade and co-op promotional expense in the Statements of Operations to net sales.

                                 SCHULTZ COMPANY
                          NOTES TO FINANCIAL STATEMENTS


RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In July 2001, the FASB issued SFAS 142, "Goodwill and Other Intangible Assets". SFAS 142 eliminates the amortization of goodwill and instead requires goodwill to be tested for impairment annually. Also, intangible assets are required to be amortized over their useful lives and reviewed for impairment in accordance with SFAS 144, as discussed in the following paragraph. Under SFAS 142, if the intangible asset has an indefinite useful life, it is not amortized until its life is determined to be finite. The Company is required to adopt SFAS 142 no later than fiscal year 2003. The Company does not believe that SFAS 142 will have a material impact on the financial statements.

In August 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 144 (SFAS 144), "Accounting for the Impairment or Disposal of Long-Lived Assets." This Statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This Statement supersedes FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business (as previously defined in that Opinion). This Statement also amends ARB No. 51, Consolidated Financial Statements, to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. The Company does not believe that SFAS 144 will have a material impact on the financial statements. The provisions of this statement are effective for financial statements issued for fiscal years beginning after December 15, 2001 or fiscal year 2003 for the Company.

                                 SCHULTZ COMPANY
                          NOTES TO FINANCIAL STATEMENTS


NOTE 2-INVENTORIES

         Inventories are as follows:


                                         Unaudited
                                         March 31,             September 30,
                                            2002                    2001
                                       -------------           -------------
Raw materials                           $ 8,142,236             $ 6,627,145
Finished goods                            7,990,880               3,526,372
Allowance for obsolete and
   slow-moving inventory                   (614,142)               (357,560)
                                       -------------            ------------

Total inventories                       $15,518,974             $ 9,795,957
                                       =============            ============



NOTE 3-EQUIPMENT AND LEASEHOLD IMPROVEMENTS

      Equipment and leasehold improvements are as follows:



                                        Unaudited
                                         March 31,      September 30,
                                           2002             2001
                                       ------------     -------------
Machinery and equipment                 $5,182,955       $ 4,664,541
Office furniture and equipment           2,659,570         2,746,781
Automobiles and trucks                     127,991            57,991
Leasehold improvements                      99,029            95,347
                                       ------------     -------------
                                         8,069,545         7,564,660

Accumulated depreciation                (4,575,999)       (4,103,578)
                                       ------------     -------------

                                        $3,493,546       $ 3,461,082
                                       ============     =============


      Depreciation expense was $1,116,607 in 2001 and $610,366 for the unaudited six month period ending March 31, 2002. Included in machinery and equipment is equipment under capital lease obligations with a cost of $314,430 and accumulated depreciation of $143,073 at September 30, 2001. See note 11 for a summary of capital lease obligations. The net book value of assets under capital lease obligations is $193,895 at March 31, 2002.

                                 SCHULTZ COMPANY
                          NOTES TO FINANCIAL STATEMENTS


NOTE 4-OTHER ASSETS

      Other assets are as follows:


                                               Unaudited
                                                March 31,          September 30,
                                                  2002                 2001
                                              ------------         -------------
Intangibles                                    $ 207,375            $  190,156
Accumulated amortization                        (149,080)             (140,603)
                                              ------------         -------------
                                                  58,295                49,553
                                              ------------         -------------

Deferred financing fees                          192,000               192,000
Accumulated amortization                        (147,425)             (134,674)
                                              ------------         -------------
                                                  44,575                57,326
                                              ------------         -------------

Cash surrender value of life insurance, net
   of loans of $18,600                           284,218               284,217
Investment securities held to maturity            51,000                51,000
Other assets                                           -                64,871
                                              ------------         -------------
Total other assets                             $ 438,088            $  506,967
                                              ============         =============

      See note 9 for a discussion of transactions with related parties.



NOTE 5-ACCRUED EXPENSES

      Accrued expenses are as follows:

                                       Unaudited
                                        March 31,        September 30,
                                          2002                2001
                                      -----------        -------------
Advertising and promotional            $  777,764         $  262,054
Accrued income taxes                    1,065,353            533,104
Cash Overdraft                          2,161,039                  0
Other                                     613,326            472,424
Compensation Related Accruals             584,555            555,393
                                      -----------        -------------
Total accrued expenses                 $5,202,037         $1,822,975
                                      ===========        =============


                                 SCHULTZ COMPANY
                          NOTES TO FINANCIAL STATEMENTS


NOTE 6-LONG-TERM DEBT AND CREDIT FACILITIES

         Long-term debt is comprised of the following:


                                                 Unaudited
                                                 March 31,
                                                   2002             2001
                                                -----------     ----------
Long-term Debt:
           Term loan A                          $   388,058      $  165,750
           Term loan B                              328,125         371,875
           Term loan C                               11,295          13,372
           Revolving credit facility             14,108,239       6,973,023
                                                -----------      ----------
                                                 14,835,717       7,524,020

Less portion due within one year                   (297,283)       (142,711)
                                                -----------      ----------
Total long-term debt net of current portion     $14,538,434      $7,381,309
                                                ===========      ==========


     The Long-term debt provided by LaSalle Bank, consists of a $25,000,000 revolving credit facility (the "revolving credit facility"), a $255,000 term loan facility ("Term Loan A"); and a $525,000 term loan facility ("Term Loan B"). The revolving credit facility matures in December 2003, Term Loan A matures in December 2002, and Term Loan B matures in December 2004. The revolving credit facility is subject to a clean-down period during which the aggregate amount outstanding under the revolving credit facility shall not exceed $17,250,000 for the months of July through January in each calendar year.

     The principal amount of Term Loan A is to be repaid in twenty-two consecutive monthly installments commencing January 22, 2000 with a final payment due December 10, 2002. The principal amount of Term Loan B is to be repaid in sixty consecutive monthly installments commencing January 22, 1999 with a final installment due December 22, 2004.

     The LaSalle long-term debt and revolving credit agreement contains restrictive affirmative, negative and financial covenants. Affirmative and negative covenants put restrictions on levels of investments, indebtedness, insurance and capital expenditures. Financial covenants require the maintenance of certain financial ratios at defined levels. The revolving line-of-credit is subject to a borrowing calculation based upon eligible accounts receivable and inventory, with a cap of $4,000,000 on inventory. The agreement also places a cap on fixed asset additions and a restriction on the payment of dividends. Availability on the revolving line-of-credit at September 30, 2001, was $888,224.

     Effective September 30, 2001, a waiver was obtained for non-compliance with certain financial covenants. The Company is in compliance with all financial covenants at March 31, 2002

     Substantially all of the properties and assets of the Company secure the obligations under the long-term debt agreements.

     There were no compensating balance requirements for the $25,000,000 Revolving Credit Facility at September 30, 2001.

     The carrying amount of the Company's obligations under long-term debt approximates fair value because the interest rates are based on floating interest rates identified by reference to market rates. Actual interest rates at September 30, 2001, were 7.25% on Term Loans A and B, and 6.75% on the revolving credit facility.

                                 SCHULTZ COMPANY
                          NOTES TO FINANCIAL STATEMENTS


NOTE 6-LONG-TERM DEBT AND CREDIT FACILITIES (CONTINUED)

      Aggregate maturities under the long-term debt are as follows:


                                                      September 30,
                                                          2001
                                                      -------------
     2002                                              $  142,711
     2003                                                 339,935
     2004                                               7,028,624
     2005                                                  12,750
     2006                                                       -
     Thereafter                                                 -
                                                       ----------
                                                       $7,524,020
                                                       ==========



NOTE 7-INCOME TAXES

Income tax expense is as follows for the year ended:





                                                   2001
                                               -----------
       Current:
          Federal                              $1,293,073
          State and local                          88,643
                                               ----------
            Total current                       1,381,716
                                               ----------
       Deferred:
          Federal                                 (76,400)
          State and local                         (10,900)
                                               ----------
            Total deferred                        (87,300)
                                               ----------
       Total income tax expense                $1,294,416
                                               ==========


                                 SCHULTZ COMPANY
                          NOTES TO FINANCIAL STATEMENTS


NOTE 7- INCOME TAXES (CONTINUED)

      Income tax expense attributable to the income before the provision for income taxes differed from the amounts computed by applying the U.S. Federal income tax rate of 35% to the income before the provision for income taxes by the following amounts:



                                                                    2001
                                                               -----------
  Computed "expected" tax expense (benefit)                     $1,083,065
  Tax effect of:
     Non-deductible meals & entertainment expenses                  17,099
     Other non-deductible accruals                                 116,509
     State and local taxes                                          77,743
                                                               -----------
        Total income tax expense                                $1,294,416
                                                               ===========


     Deferred income taxes are as follows for the year ended:



                                                                    2001
                                                               -----------
          Deferred tax assets:
            Inventories                                         $  32,400
            Deferred compensation                                  69,300
            Other accruals, net                                   527,500
                                                               -----------
            Gross deferred tax assets                             629,200
                                                               -----------
            Valuation allowance                                         -
                                                               -----------
          Total deferred tax assets                               629,200
                                                               -----------
          Deferred tax liabilities:
            Equipment and leasehold improvements                 (259,900)
                                                               -----------
            Net deferred tax assets                             $ 369,300
                                                               ===========


     Deferred income tax assets and liabilities are reflected in the balance sheet are as follows:



                                                                   2001
                                                              -----------
          Deferred income tax, current                         $ 221,700
          Deferred income tax, non current                       147,600
                                                              -----------
                                                               $ 369,300
                                                              ===========

                                 SCHULTZ COMPANY
                          NOTES TO FINANCIAL STATEMENTS


NOTE 8-DEFERRED COMPENSATION PLANS

      The Company has a 401(k) savings plan, which covers substantially all of its employees with six months or more of continuous service. The 401(k) Plan allows participants to defer a portion of eligible compensation on a tax-deferred basis. The plan provides for the Company to match 50% of each employee's voluntary contribution up to 10% of gross earnings. The Company's matching contribution amounted to $121,492 for 2001 and $54,848 for the unaudited six months ended March 31, 2002.

NOTE 9-TRANSACTIONS WITH RELATED PARTIES

      Other liabilities represent accrued royalty fees due to the current Chairman Emeritus of the Company, the owner of the formula's and processes utilized in the production of the Company's products. The royalty agreement established an annual royalty fee of two percent of gross sales in each year gross sales exceed $1,000,000. The term of the agreement includes the lifetime of the Chairman Emeritus and continues for ten years after his death. Payment of the royalty fees is subordinate to the long-term debt and revolving credit agreement. The Chairman Emeritus waived his right to the royalty fees and related interest for the year ended September 30, 2001. This amount was settled in fiscal year 2002.

      Included in other assets are notes and interest receivable from the majority stockholders' of the Company. The notes are due on demand and accrue interest at five percent. The notes and interest receivable have been classified as long-term as the Company does not intend to request payment during 2002. The receivable from related party was $977,480 and $346,656 at September 2001 and March 31, 2002 (unaudited), respectively.

NOTE 10-CONCENTRATION OF CREDIT RISKS, EXPOSURES AND FINANCIAL INSTRUMENTS

      Financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of trade accounts receivable. The Company is heavily dependent on three customers for a substantial majority of its sales. These three customers accounted for approximately 63% of net sales for 2001. At September 30, 2001, accounts receivable from these three customers were 60% of total accounts receivable.

      The Company performs ongoing credit evaluations of its customers' financial conditions and generally does not require collateral from its customers. The Company maintains allowances for potential credit losses, and such losses have generally been within management's expectations.

      The Company does utilize various commodity and specialty chemicals in its production process. The Company does not use derivative commodity instruments to hedge its exposures to changes in commodity prices.

      The carrying value of cash and short-term financial instruments approximates fair value due to the short maturity of those instruments.

                                 SCHULTZ COMPANY
                          NOTES TO FINANCIAL STATEMENTS


NOTE 11-COMMITMENTS

      The Company is obligated under various operating leases for its operating facility, use of warehouse and office space, autos, and equipment. The leases expire at various dates through January 31, 2015. Aggregate rent expense amounted to $1,060,703 for 2001 and $756,501 for the unaudited six month period ended March 31, 2002.

      The following is a summary of future minimum payments under the operating and capital leases described above that have initial or remaining noncancelable lease terms in excess of one year at September 30, 2001.


                                               OPERATING LEASES             CAPITAL LEASES
                                            ----------------------          --------------
                                                                                           TOTAL
                                                                                           -----
      Year Ended September 30,
      2002                                       $ 1,046,656                $ 79,061    $ 1,125,717
      2003                                           982,618                  20,564      1,003,182
      2004                                           918,341                   4,182        922,523
      2005                                           915,382                       -        915,382
      2006                                           935,000                       -        935,000
      Thereafter                                   8,181,250                       -      8,181,250
                                                 -----------                 --------   -----------
      Total minimum lease payments               $12,979,247                 103,807    $13,083,054
                                                 ===========                            ===========
      Less amount representing interest                                       (9,591)
                                                                            --------
      Present value of net minimum lease payments                           $ 94,216
                                                                            ========



NOTE 12-CONTINGENCIES

      The Company is involved in litigation and arbitration proceedings in the normal course of business that assert product liability and other claims. The Company is contesting all such claims. When it appears probable in management's judgment that the Company will incur monetary damages or other costs in connection with such claims and proceedings, and such costs can be reasonably estimated, appropriate liabilities are recorded in the financial statements and charges are made against earnings.

      Management believes the possibility of a material adverse effect on the Company's consolidated financial position, results of operations and cash flows from the claims and proceedings described above is remote.

NOTE 13 - SHIPPING AND HANDLING COST

      Shipping and handling costs are included in the selling, general and administrative expense line item on the Company's Statement of Operations. The amount included is $1,159,827 for 2001 and $479,914 for unaudited six month period ended March 31, 2002 and represents internal freight and distribution cost. The remaining shipping and handling cost, which includes out-bound freight and product cost are included in the cost of goods sold.

                                 SCHULTZ COMPANY
                          NOTES TO FINANCIAL STATEMENTS


NOTE 14 - SUBSEQUENT EVENT

      On May 9, 2002 the Company merged with United Industries Corporation, a leading manufacturer and marketer of value-oriented products for the consumer lawn and garden care and insect control markets in the United States.

     The purchase price of the merger was approximately $47,000,000. As a part of the merger, United Industries Corporation paid off the Company's $20,565,791 credit facility with LaSalle Bank.